Fourth Quarter & Full Year 2025 Earnings Results January 27, 2026

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Full year 2025 sales were $7,152 million, approximately flat compared to last year; adjusted sales were $7,143 million.
•Full year 2025 reported diluted loss per share was $8.18; adjusted diluted net loss per share was $0.01.
•Fourth quarter sales were $1,922 million, up nine percent compared to last year; adjusted sales were $1,921 million.
•Fourth quarter reported diluted loss per share was $5.34; adjusted diluted net income per share was $0.08.
•Primary factors affecting fourth quarter sales were higher shipments and higher mix within off-road vehicles (ORV) partially offset by lower net price.
•Polaris gained market share in all segments for full-year 2025.
•Polaris gained market share in ORV (excluding Youth), Snow and Marine during the fourth quarter.
•Powersports retail sales for the quarter were up nine percent excluding Youth versus last year.
•Polaris announced full year 2026 guidance.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended December 31, 2025	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$1,921.9	9%	$1,920.6	9%
Gross profit margin	20.0%	-40 bps	20.3%	-77 bps
Total operating expenses	$724.0	128%
Net (loss) income attributable to Polaris	$(303.6)	NM	$4.4	(92)%
Net (loss) income attributable to Polaris margin	(15.8)%	NM
Adjusted EBITDA Margin*			5.1%	-448 bps
Diluted EPS attributable to Polaris	$(5.34)	NM	$0.08	(91)%

NM = Not meaningful
*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
2025 may have brought headwinds outside our control, but the Polaris team met the year with resolve, a disciplined focus, and unwavering commitment to our dealers and riders. We delivered strong results for the year, gaining share across our segments, enhancing operations, achieving healthy dealer inventory levels, and advancing strategies that strengthen our foundation. Our long-term growth plan remains anchored in category-defining innovation, efficient operations, and a best-in-class dealer network. We believe these priorities position us to lead the industry, drive profitable growth and deliver strong returns for shareholders.
-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (January 27, 2026) - Polaris Inc. (NYSE: PII) (the "Company") today released fourth quarter and full year 2025 results. For the fourth quarter, the Company reported worldwide sales of $1,922 million, up nine percent versus the fourth quarter of 2024. North America sales of $1,623 million represented 84 percent of total company sales and increased 10 percent from $1,481 million in 2024. International sales of $299 million represented 16 percent of total Company sales and increased nine percent versus the fourth quarter of 2024. Total Company sales in the fourth quarter of 2025 were positively impacted by higher shipment volumes to meet demand.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Fourth Quarter & Full Year 2025 Earnings Results
Gross profit margin decreased 40 basis points to 20.0 percent for the fourth quarter, as compared to the fourth quarter of 2024. Adjusted gross profit margin of 20.3 percent decreased 77 basis points primarily driven by tariffs and net price, partially offset by positive mix within ORV and volume.

Operating expenses were $724 million in the fourth quarter of 2025 compared to $318 million in the fourth quarter of 2024 primarily due to charges associated with the Indian Motorcycle business held for sale, the majority of which were non-cash charges. Operating expenses as a percentage of sales were 37.7 percent.

For the fourth quarter, net loss attributable to Polaris was $304 million, or $5.34 net loss per diluted share, compared to net income attributable to Polaris of $11 million, or $0.19 per diluted share, in the fourth quarter of 2024. Adjusted net income attributable to Polaris for the quarter was $4 million, and adjusted EPS was $0.08.

Fourth quarter 2025 results included impairment and other charges of $288 million, the majority of which were non-cash charges, as a result of the Indian Motorcycle business being classified as held for sale, in addition to non-cash impairment charges of $54 million related to intangible assets associated with the Company's Off Road segment.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change
Off Road	$1,596.4	$1,437.2	11%	21.2%	21.4%	-18 bps
On Road	$187.2	$180.8	4%	15.4%	9.9%	+546 bps
Marine	$138.3	$137.4	1%	14.4%	17.3%	-291 bps

Off Road segment results were primarily driven by these factors:
•Sales were driven by higher volume and favorable mix within ORV, partially offset by lower net price.
•Parts, Garments and Accessories (PG&A) sales increased 22 percent.
•Gross profit margin performance was driven by pressure from tariffs and higher promotions, mostly offset by volume and operational efficiencies.
•Polaris North America ORV excluding Youth unit retail sales were up five percent. Estimated North America industry ORV excluding Youth unit retail sales were up low-single digits percent.

On Road segment results were primarily driven by these factors:
•Sales were driven by higher mix of Aixam and Goupil
•PG&A sales increased six percent.
•Gross profit margin performance was driven by favorable mix, partially offset by tariffs.
•North America unit retail sales for Indian Motorcycle were down high-single digits percent. Estimated North America unit retail sales for the comparable motorcycle industry were up mid-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales were driven by higher volume on entry level pontoons.
•Gross profit margin performance was impacted by negative mix driven by success of entry level pontoons.

2026 BUSINESS OUTLOOK
The Company expects 2026 sales to be up one to three percent versus 2025. The Company expects adjusted diluted EPS attributed to Polaris Inc. common stockholders to be between $1.50 and $1.60, relative to ($0.01) in 2025.
The Company has not provided a reconciliation of guidance for adjusted earnings per share in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

Fourth Quarter & Full Year 2025 Earnings Results

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before income taxes, net income (loss) attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA Margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 10:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2025 fourth quarter and full year results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 5197203. A replay of the webcast will be available by accessing the same webcast link on our website at ir.polaris.com or by phone dialing 1-855-669-9658 in the U.S., or 1-412-317-0088 Internationally using access code 8980630.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER, RZR and Polaris XPEDITION and GENERAL side-by-side off-road vehicles; Sportsman all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle mid-size and heavyweight motorcycles; Slingshot moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves nearly 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2026 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company's ability to complete the proposed separation of Indian Motorcycle in a successful and timely basis or at all; the Company's ability to derive the expected benefits from the Indian Motorcycle separation including the separation being accretive, within the expected timeline or at all; the actual amount of pre-tax charges incurred in connection with the separation of our Indian Motorcycle business; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; freight and tariff costs (tariff relief or ability to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only ORV, snowmobiles, On Road and Marine in North America and International unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Fourth Quarter & Full Year 2025 Earnings Results

CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Sales	$1,921.9	$1,755.4	$7,152.0	$7,175.4
Cost of sales	1,537.7	1,397.5	5,783.3	5,708.6
Gross profit	384.2	357.9	1,368.7	1,466.8
Operating expenses:
Selling and marketing	136.1	113.8	505.0	500.4
Research and development	105.9	78.2	371.9	336.9
General and administrative	193.9	126.2	541.8	436.5
Goodwill impairment	—	—	52.6	—
Loss on disposal group held for sale	288.1	—	330.4	—
Total operating expenses	724.0	318.2	1,801.7	1,273.8
Income from financial services	19.7	26.1	84.3	97.6
Operating (loss) income	(320.1)	65.8	(348.7)	290.6
Non-operating expense:
Interest expense	31.0	34.3	131.4	137.0
Other expense, net	5.8	19.3	52.6	12.8
(Loss) income before income taxes	(356.9)	12.2	(532.7)	140.8
(Benefit) provision for income taxes	(53.6)	1.4	(67.9)	29.6
Net (loss) income	(303.3)	10.8	(464.8)	111.2
Net income attributable to noncontrolling interest	(0.3)	(0.2)	(0.7)	(0.4)
Net (loss) income attributable to Polaris Inc.	$(303.6)	$10.6	$(465.5)	$110.8

Net (loss) income per share attributable to Polaris Inc. common shareholders:
Basic	$(5.34)	$0.19	$(8.18)	$1.96
Diluted	$(5.34)	$0.19	$(8.18)	$1.95
Weighted average shares outstanding:
Basic	56.9	56.3	56.9	56.5
Diluted	56.9	56.6	56.9	56.8

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Fourth Quarter & Full Year 2025 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$138.0	$287.8
Trade receivables, net	237.5	192.3
Inventories, net	1,412.4	1,741.5
Prepaid expenses and other	366.9	395.7
Income taxes receivable	2.0	15.1
Current assets held for sale	49.8	—
Total current assets	2,206.6	2,632.4
Property and equipment, net	1,030.6	1,186.7
Investment in finance affiliate	131.5	136.7
Deferred tax assets	525.5	384.6
Goodwill and other intangible assets, net	800.0	936.2
Operating lease assets	121.0	127.2
Other long-term assets	78.5	121.4
Total assets	$4,893.7	$5,525.2
Liabilities and Equity
Current liabilities:
Current financing obligations	$34.8	$434.3
Accounts payable	762.5	562.8
Accrued expenses	1,355.0	1,259.7
Other current liabilities	40.5	36.4
Current liabilities held for sale	50.5	—
Total current liabilities	2,243.3	2,293.2
Long-term financing obligations	1,504.7	1,638.1
Other long-term liabilities	306.1	293.4
Total liabilities	$4,054.1	$4,224.7
Deferred compensation	6.7	6.4
Equity:
Total shareholders’ equity	828.4	1,289.9
Noncontrolling interest	4.5	4.2
Total equity	832.9	1,294.1
Total liabilities and equity	$4,893.7	$5,525.2

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Fourth Quarter & Full Year 2025 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2025	2024
Operating Activities:
Net (loss) income	$(464.8)	$111.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	286.5	286.3
Noncash compensation	59.9	49.2
Noncash income from financial services	(42.1)	(53.8)
Deferred income taxes	(139.1)	(86.7)
Impairment charges	155.9	29.5
Loss on disposal group held for sale	327.1	—
Other, net	5.2	0.1
Changes in operating assets and liabilities:
Trade receivables	(34.1)	103.4
Inventories	183.6	39.5
Accounts payable	196.7	(141.8)
Accrued expenses	137.4	158.8
Income taxes payable/receivable	24.3	(11.0)
Prepaid expenses and other, net	44.5	(216.5)
Net cash provided by operating activities	741.0	268.2
Investing Activities:
Purchase of property and equipment	(182.9)	(261.7)
Distributions from (investment in) finance affiliate, net	47.3	58.2
Investments in and distributions from other affiliates	(3.9)	(4.7)
Acquisition of developed technology assets	—	(62.7)
Net cash used for investing activities	(139.5)	(270.9)
Financing Activities:
Borrowings under financing obligations	2,868.6	3,694.6
Repayments under financing obligations	(3,412.2)	(3,528.8)
Repurchase and retirement of common shares	(2.4)	(82.7)
Cash dividends to shareholders	(150.3)	(147.7)
Cash dividend to noncontrolling interest	(0.4)	(0.6)
Proceeds from stock issuances under employee plans	3.7	6.0
Net cash used for financing activities	(693.0)	(59.2)
Impact of currency exchange rates on cash balances	24.8	(18.0)

Net decrease in cash, cash equivalents and restricted cash	(66.7)	(79.9)
Cash, cash equivalents and restricted cash at beginning of period	303.0	382.9
Cash, cash equivalents and restricted cash at end of period	$236.3	$303.0

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$138.0	$287.8
Current assets held for sale	82.2	—
Other long-term assets	16.1	15.2
Total	$236.3	$303.0

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 6

Fourth Quarter & Full Year 2025 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Sales	$1,921.9	$1,755.4	$7,152.0	$7,175.4
Product wind downs (3)	(1.3)	(0.7)	(9.2)	(0.7)
Adjusted sales	1,920.6	1,754.7	7,142.8	7,174.7

Gross profit	384.2	357.9	1,368.7	1,466.8
Restructuring (2)	4.4	0.5	6.2	7.6
Product wind downs (3)	0.9	11.1	10.2	11.1
Adjusted gross profit	389.5	369.5	1,385.1	1,485.5

(Loss) income before income taxes	(356.9)	12.2	(532.7)	140.8
Acquisition-related costs (1)	0.1	0.2	0.2	1.4
Restructuring (2)	11.9	0.9	20.1	23.4
Product wind downs (3)	0.9	11.8	10.4	11.8
Intangible amortization (4)	4.5	4.4	17.7	17.7
Class action litigation expenses (6)	1.5	1.6	8.0	7.0
Impairment charges (7)	53.9	29.5	155.9	29.5
Loss on disposal group held for sale (8)	288.1	—	330.4	—
Adjusted income before income taxes	4.0	60.6	10.0	231.6

Net (loss) income attributable to Polaris Inc.	(303.6)	10.6	(465.5)	110.8
Acquisition-related costs (1)	—	0.1	0.1	1.0
Restructuring (2)	9.0	0.7	15.3	17.8
Product wind downs (3)	0.7	9.0	7.9	9.0
Intangible amortization (4)	3.4	3.4	13.5	13.5
Class action litigation expenses (6)	1.2	1.2	6.1	5.4
Impairment charges (7)	44.6	27.3	140.8	27.3
Loss on disposal group held for sale (8)	249.1	—	281.3	—
Adjusted net income (loss) attributable to Polaris Inc.(9)	$4.4	$52.3	$(0.5)	$184.8

Diluted EPS attributable to Polaris Inc.	$(5.34)	$0.19	$(8.18)	$1.95
Acquisition-related costs (1)	—	—	—	0.02
Restructuring (2)	0.17	0.01	0.27	0.31
Product wind downs (3)	0.01	0.16	0.14	0.16
Intangible amortization (4)	0.06	0.06	0.24	0.24
Class action litigation expenses (6)	0.02	0.02	0.10	0.09
Impairment charges (7)	0.79	0.48	2.48	0.48
Loss on disposal group held for sale (8)	4.37	—	4.94	—
Adjusted EPS attributable to Polaris Inc. (9)	$0.08	$0.92	$(0.01)	$3.25

Adjusted sales	$1,920.6	$1,754.7	$7,142.8	$7,174.7

Net (loss) income	$(303.3)	$10.8	$(464.8)	$111.2
(Benefit) provision for income taxes	(53.6)	1.4	(67.9)	29.6
Interest expense	31.0	34.3	131.4	137.0
Depreciation	62.5	73.5	263.5	264.4
Intangible amortization (5)	5.1	6.0	23.0	21.9
Acquisition-related costs (1)	0.1	0.2	0.2	1.4
Restructuring (2)	11.9	0.9	20.1	23.4
Product wind downs (3)	0.9	10.0	10.4	10.0
Class action litigation expenses (6)	1.5	1.6	8.0	7.0
Impairment charges (7)	53.9	29.5	155.9	29.5

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 7

Fourth Quarter & Full Year 2025 Earnings Results

Loss on disposal group held for sale (8)	288.1	—	330.4	—
Adjusted EBITDA	$98.1	$168.2	$410.2	$635.4
Adjusted EBITDA Margin	5.1%	9.6%	5.7%	8.9%

(1) Represents adjustments for integration and acquisition-related expenses
(2) Represents adjustments for corporate restructuring
(3) Represents adjustments related to product wind downs, including the FTR product line within the Company's On Road segment and the Timbersled product line within the Company's Off Road segment
(4) Represents amortization expense for intangible assets acquired through business combinations
(5) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(6) Represents adjustments for certain class action litigation-related expenses
(7) Represents goodwill impairment charges associated with the Company's On Road segment, impairment charges related to other intangible assets associated with the Company's Off Road segment, and impairment charges related to strategic investments held by the Company
(8) Represents impairment and other charges recorded to report the held for sale Indian Motorcycle business at fair value less an amount of estimated transaction costs
(9) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2025 and 2024, except for non-deductible items

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 8

Fourth Quarter & Full Year 2025 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2025	2024

Net cash provided by operating activities	$741.0	$268.2
Purchase of property and equipment	(182.9)	(261.7)
Distributions from (investment in) finance affiliate, net	47.3	58.2
Adjusted free cash flow	$605.4	$64.7

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
SEGMENT GROSS PROFIT	2025	2024	2025	2024
Off Road segment gross profit	$339.2	$307.9	$1,155.1	$1,160.5
Restructuring (1)	0.2	0.2	1.4	4.3
Product wind down (2)	—	—	6.2	—
Adjusted Off Road segment gross profit	339.4	308.1	1,162.7	1,164.8

On Road segment gross profit	28.8	18.0	157.2	179.4
Restructuring (1)	4.0	0.1	4.0	0.1
Product wind down (2)	0.9	11.1	4.0	11.1
Adjusted On Road segment gross profit	33.7	29.2	165.2	190.6

Marine segment gross profit	19.8	23.7	72.5	80.6
Restructuring (1)	—	0.1	—	0.1
Adjusted Marine segment gross profit	19.8	23.8	72.5	80.7

Corporate segment gross profit	(3.6)	8.3	(16.1)	46.3
Restructuring (1)	0.2	0.1	0.8	3.1
Adjusted Corporate segment gross profit	(3.4)	8.4	(15.3)	49.4

Total gross profit	384.2	357.9	1,368.7	1,466.8
Restructuring (1)	4.4	0.5	6.2	7.6
Product wind down (2)	0.9	11.1	10.2	11.1
Adjusted total gross profit	$389.5	$369.5	$1,385.1	$1,485.5

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs, including the FTR product line within the Company's On Road segment and the Timbersled product line within the Company's Off Road segment

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9

Fourth Quarter & Full Year 2025 Earnings Results

NON-GAAP ADJUSTMENTS
Fourth Quarter & Full Year 2025 Results & 2026 Full Year Guidance

Product Wind Down, Restructuring and Acquisition-Related Costs
The Company realized certain costs associated with the wind down of the FTR product line beginning in the fourth quarter of 2024 and the Timbersled product line beginning in the first quarter of 2025. The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business, and also periodically incurs integration and acquisition-related expenses associated with prior business combinations. For the fourth quarter and twelve months ended December 31, 2025, Polaris recorded combined costs totaling $12.9 million and $30.7 million, respectively, which were included as non-GAAP adjustments.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the fourth quarter and twelve months ended December 31, 2025, Polaris recorded $4.5 million and $17.7 million, respectively, of intangible amortization related to acquisitions, which were included as non-GAAP adjustments.

Impairment Charges
In 2025, the Company recorded a non-cash impairment of goodwill associated with the Company's On Road segment, as well as non-cash impairment charges related to a strategic investment held by the Company. For the fourth quarter of 2025, the Company recorded non-cash impairment charges related to intangible assets associated with the Company's Off Road segment. For the fourth quarter and twelve months ended December 31, 2025, Polaris recorded combined costs of $53.9 million and $155.9 million, respectively, which were included as non-GAAP adjustments.

Loss on Disposal Group Held for Sale
For the fourth quarter and twelve months ended December 31, 2025, the Company recorded impairment and other charges of $288.1 million and $330.4 million, respectively, the majority of which were non-cash charges, as a result of the Indian Motorcycle business being classified as held for sale. These charges were included as non-GAAP adjustments.

2026 Adjusted Guidance
2026 adjusted guidance excludes the pre-tax effect of restructuring, network realignment and acquisition/integration costs of approximately $32 million, and approximately $33 million for class action litigation-related expenses. Intangible amortization of approximately $18 million related to all acquisitions has also been excluded.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 10